Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144090) of Shanda Interactive Entertainment Limited of our report dated June 30, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

By:	/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, People’s Republic of China
June 30, 2011